EXHIBIT 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BEXY COMMUNICATIONS, INC.

Under Sections 242 and 245 of the

Delaware General Corporation Law

Originally incorporated under the name

All American Burger, Inc.

The undersigned, being the President of BEXY COMMUNICATIONS, INC., a corporation existing under the laws of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST: The name of the Company is BEXY COMMUNICATIONS, INC.

SECOND: The certificate of incorporation of the Company was filed by the Secretary of State of the State of Delaware on the 25th day of March, 1983.

THIRD: The amendments to the certificate of incorporation effected by this Certificate are as follows:

(1) To change the name of the Company to “Cheniere Energy, Inc.;”

(2) To change the total number of shares of capital stock which the Company shall have authority to issue to 21,000,000 shares;

(3) To amend and supplement the provisions of the certificate of incorporation relating to personal liability of the directors of the Company and indemnification by the Company;

(4) To change the total number of the shares of common stock which the Company shall have authority to issue to 20,000,000 shares;

(5) To change the par value of the common stock to $.003 per share;

(6) To add a provision authorizing the issuance of 1,000,000 shares of a new class of preferred stock, the rights, powers and preferences of which shall be set by resolution of the Board of Directors of the Company;

(7) To change the registered office of the Company in the State of Delaware to 1013 Centre Road, City of Wilmington 19805, County of New Castle; and

(8) To change the registered agent of the Company in the State of Delaware to Corporation Service Company, 1013 Centre Road, City of Wilmington 19805, County of New Castle.

FOURTH: The amendments and the restatement of the certificate of incorporation have been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware by the unanimous vote of the Board of Directors.

FIFTH: The text of the certificate of incorporation of said BEXY Communications, Inc. is hereby restated as amended by this Certificate, to read in full, as follows:

FIRST: The name of the corporation is Cheniere Energy, Inc. (hereinafter referred to as the “Company”).

SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of the registered agent of the Company at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Company are to engage in, promote, and carry on any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (hereinafter referred to as the “GCL”).

FOURTH: The total number of shares of stock that the Company shall have authority to issue is 21,000,000 shares, consisting of:

(1)	20,000,000 shares of Common Stock, having a par value of $.003 per share; and

(2)	1,000,000 shares of Preferred Stock with a par value of $.0001 per share.

The Board of Directors of the Company is authorized, subject to limitations prescribed by law and by filing any certificate prescribed by law, to establish the par value of such Preferred Stock, to provide for the issuance of such Preferred Stock in series, and to establish the number of shares to be included in each such series, the full or limited voting powers, or the denial of voting powers of each such series, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications or restrictions and other distinguishing characteristics, if any, of the shares of each such series. The authority of the Board of Directors with respect to the shares of each such series shall include, without limitation, determination of the following:

(a) the number of shares of each such series and the designation thereof;

(b) the par value of shares of each such series;

(c) the annual rate or amount of dividends, if any, payable on shares of each such series (which dividends would be payable in preference to any dividends on Common Stock), whether such dividends shall be cumulative or non-cumulative and the conditions upon which and/or the date when such dividends shall be payable;

(d) whether the shares of each such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of each such series may be redeemed;

(e) the amount, if any, payable on shares of each such series in the vent of liquidations, dissolution or winding up of the affairs of the Company;

(f) whether the shares of each such series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and, if so, the terms and conditions thereof, including the price or prices or the rate or rates at which shares of each such series shall be so convertible or exchangeable, and the adjustment which shall be made, and the circumstances in which such adjustments shall be made, in such conversion or exchange prices or rates; and

(g) whether the shares of each such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of voting rights.

FIFTH: The Board of Directors of the Company shall have the power to adopt, amend or repeal the Bylaws of the Company at any meeting at which a quorum is present by the affirmative vote of a majority of the whole Board of Directors. Election of directors need not be by written ballot. Any director may be removed at any time with or without cause, and the vacancy resulting from such removal shall be filled, by vote of a majority of the stockholders of the Company at a meeting called for that purpose or by unanimous consent in writing of the stockholders.

SIXTH: Personal liability of the directors of the Company is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 the GCL, as the same may be amended from time to time.

SEVENTH: The Company shall, to the fullest extent permitted by Section 145 of the GCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

IN WITNESS WHEREOF, the undersigned being thereunto duly authorized has executed this Amended and Restated Certificate of Incorporation this 2nd day of July, 1996.

/s/ WILLIAM D. FORSTER
William D. Forster
President

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CHENIERE ENERGY, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Cheniere Energy, Inc., a corporation organized and existing under and by virtues of the General Corporation Law of the State of Delaware (the “Company”),

DOES HEREBY CERTIFY

FIRST: That the Board of Directors of the Company (the “Board”), by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable an amendment to the Amended and Restated Certificate of Incorporation of the Company. The resolution setting forth the proposed amendment is as follows:

NOW THEREFORE, BE IT RESOLVED, that, the first sentence and items (1) and (2) of Article Fourth of the Company’s Amended and Restated Certificate of Incorporation be amended to be and read in their entirety as follows:

FOURTH: The total number of shares of stock that the Company shall have the authority to issue is 65,000,000 shares, consisting of:

(1) 60,000,000 shares of Common Stock, having a par value of $.0003 per share; and

(2) 5,000,000 shares of Preferred Stock with a par value of $.0001 per share.

SECOND: That thereafter, the 1999 annual meeting of the stockholders of the Corporation was July called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Don A. Turkleson, its Chief Financial Officer, Secretary and Treasurer, this 18th day of June 1999.

/s/ Don A. Turkleson
Don A. Turkleson
Chief Financial Officer, Secretary and Treasurer

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CHENIERE ENERGY, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Cheniere Energy, Inc., a corporation organized and existing under and by virtues of the General Corporation Law of the State of Delaware (the “Company”),

DOES HEREBY CERTIFY

FIRST: That the Board of Directors of the Company (the “Board”), by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable an amendment (the “First Amendment”) to the Amended and Restated Certificate of Incorporation of the Company. The resolution setting forth the First Amendment is as follows:

NOW THEREFORE, BE IT RESOLVED, that, the first sentence and items (1) and (2) of Article Fourth of the Company’s Amended and Restated Certificate of Incorporation be amended to be and read in their entirety as follows:

FOURTH: The total number of shares of stock that the Company shall have the authority to issue 125,000,000 shares, consisting of:

(1) 120,000,000 shares of Common Stock, having a par value of $.003 per share; and

(2) 5,000,000 shares of Preferred Stock with a par value of $.0001 per share.

SECOND: That the Board, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable an amendment (the “Second Amendment”) to the Amended and Restated Certificate of Incorporation of the Company. The resolution setting forth the Second Amendment is as follows:

RESOLVED, that subject to the requisite approval of the stockholders at a special meeting of stockholders, the Amended and Restated Certificate of Incorporation be amended by the addition of a new paragraph to the end of Article FOURTH which shall read as follows:

Immediately upon the filing of this Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, each share of common stock of the Company, par value $.003 per share, that is issued and outstanding immediately prior to such filing shall be converted into one-fourth of one share of common stock, par value $.003 per share. With respect to any fractional shares created, Company shall pay cash at the Market Price in lieu of any fraction of a share which any stockholder would otherwise be entitled to receive pursuant to this amendment. The Market Price will be determined by calculating the average closing price of the Company’s Common Stock on the The Nasdaq SmallCap Market for the twenty trading days prior to the day before Company files this Certificate of Amendment.

THIRD: That thereafter, the 2000 annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the First Amendment; and that thereafter, a special meeting of the stockholders of the Corporation was duly called and held on October 16, 2000, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Second Amendment.

FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Don. A. Turkleson, its Chief Financial Officer, Secretary and Treasurer, this 16th day of October, 2000.

/s/ Don A. Turkleson
Don. A. Turkleson
Chief Financial Officer, Secretary and Treasurer

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CHENIERE ENERGY, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Cheniere Energy, Inc., a corporation organized and existing under and by virtues of the General Corporation Law of the State of Delaware (the “Company”),

DOES HEREBY CERTIFY

FIRST: That the Board of Directors of the Company (the “Board”), by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable an amendment (the “Amendment”) to the Amended and Restated Certificate of Incorporation of the Company. The resolution setting forth the Amendment is as follows:

NOW THEREFORE, BE IT RESOLVED, that, the first sentence and items (1) and (2) of Article Fourth of the Company’s Amended and Restated Certificate of Incorporation be amended to be and read in their entirety as follows:

FOURTH: The total number of shares of stock that the Company shall have the authority to issue 45,000,000 shares, consisting of:

(1) 40,000,000 shares of Common Stock, having a par value of $.003 per share; and

(2) 5,000,000 shares of Preferred Stock with a par value of $.0001 per share.

SECOND: That thereafter, the 2001 annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment shall be effective upon acceptance by the Secretary of State.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Don. A. Turkleson, its Vice President and Chief Financial Officer, Secretary and Treasurer, this 28th day of June, 2001.

/s/ Don A. Turkleson
Don. A. Turkleson, Vice President and Chief Financial Officer, Secretary and Treasurer